EXHIBIT 99.1

NEWS RELEASE

Media Contact:	Geoff Teeter Caroline Pecquet	(650) 225-8171 (650) 467-7078

Investor Contact:	Kathee Littrell Sue Morris	(650) 225-1034 (650) 225-6523

http://www.gene.com

GENENTECH ANNOUNCES SECOND QUARTER 2008 RESULTS

SOUTH SAN FRANCISCO, Calif. – July 14, 2008 – Genentech, Inc. (NYSE: DNA) today announced financial results for the second quarter of 2008.  Key results for the second quarter of 2008 include:

•	U.S. product sales of $2,351 million, a 9 percent increase from U.S. product sales of $2,149 million in the second quarter of 2007.
•
Non-GAAP operating revenue of $3,232 million[1], an 8 percent increase from operating revenue of $3,004 million in the second quarter of 2007; GAAP operating revenue of $3,236 million, an 8 percent increase from operating revenue of $3,004 million in the second quarter of 2007.

•
Non-GAAP net income of $871 million, a 4 percent increase from $834 million in the second quarter of 2007[1]; GAAP net income of $782 million, a 5 percent increase from $747 million in the second quarter of 2007.

•	Non-GAAP earnings per share of $0.82, a 5 percent increase from $0.78 in the second quarter of 2007[1]; GAAP earnings per share of $0.73, a 4 percent increase from $0.70 in the second quarter of 2007.

Reconciliations between non-GAAP and GAAP earnings per share for second quarters of 2008 and 2007 are provided in the following table:

	Non-GAAP Diluted EPS	Employee Stock-Based Compensation Expense	Net Charges related to Redemption, Acquisition and Special Items	Reported GAAP Diluted EPS
Q2 2008	$0.82	($0.06)	($0.02)	$0.73
Q2 2007	$0.78	($0.06)	($0.02)	$0.70
Note: Amounts may not sum due to rounding.

The company is currently forecasting that full-year 2008 non-GAAP earnings are likely to be in the range of $3.40 to $3.50 per share, revised from $3.35 to $3.45 per share.1

Product Sales and Royalty Revenue
Information on product sales for the three months ended June 30, 2008 and 2007, are provided in the following tables (dollars in millions):

	Three Months Ended June 30,
	2008	2007	% Change
Rituxan®	$651	$582	12%
Avastin®+	650	564	15
Herceptin®	338	329	3
Lucentis®	216	209	3
Xolair®	129	120	8
Tarceva®	119	102	17
Nutropin® Products	89	94	(5)
Thrombolytics	68	67	1
Pulmozyme®	63	55	15
Raptiva®	28	27	4
Total U.S. product sales++	$2,351	$2,149	9

Net product sales to collaborators	185	294	(37)
Total product sales++	$2,536	$2,443	4
_________________________
+
Second quarter 2008 Avastin U.S. product sales results include a net deferral of approximately $1 million in conjunction with the company’s Avastin Patient Assistance Program.  The net deferral related to the program in the second quarter of 2007 was not significant.

++	Amounts may not sum due to rounding.

Non-GAAP royalty revenue for the second quarter of 2008 was $625 million, a 29 percent increase over the second quarter of 2007.1 Excluding the impact of a collaboration agreement in the second quarter of 2007, which resulted in one-time royalty revenue of approximately $65 million in that quarter, non-GAAP royalty revenue in the second quarter of 2008 increased 49 percent.  GAAP royalty revenue of $629 million in the second quarter of 2008 increased 30 percent over the second quarter of 2007.  The increase was primarily due to growth in ex-U.S. sales of Genentech’s products by collaborators and related foreign exchange benefits of the weak dollar.

Total Costs and Expenses
Information on costs and expenses including cost of sales (COS), research and development (R&D) and marketing, general and administrative (MG&A) expenses for the three months ended June 30, 2008 and 2007, are provided in the following tables (dollars in millions)2:

	Three Months Ended June 30,
	2008	2007	% Change
non-GAAP[2]
COS	$423	$413	2%
R&D	611	564	8
MG&A	518	485	7
GAAP
COS	441	429	3
R&D	649	603	8
MG&A	559	532	5

Reported non-GAAP and GAAP COS for the second quarter of 2008 both include a charge of approximately $50 million, related to failed lots from a manufacturing start-up campaign at one of Genentech’s facilities.

	Three Months Ended June 30,
	2008	2007
non-GAAP[2]
COS as a % of product sales	17%	17%
R&D as a % of operating revenue	19%	19%
MG&A as a % of operating revenue	16%	16%
GAAP
COS as a % of product sales	17%	18%
R&D as a % of operating revenue	20%	20%
MG&A as a % of operating revenue	17%	18%

Other Financial Items
The non-GAAP and GAAP income tax rates of 40 percent for the second quarter of 2008 include a $33 million settlement with the Internal Revenue Service related to prior years that was resolved in the second quarter of 2008.

Clinical Development
Genentech announced that enrollment was completed in seven Phase II and Phase III studies during the second quarter of 2008.  These studies included two combination Phase III studies for Avastin® (bevacizumab) and Tarceva® (erlotinib) in first-line and second-line metastatic non-squamous non-small cell lung cancer (NSCLC) and a Phase II study for Trastuzumab-DM1 in HER2-positive metastatic breast cancer patients who have progressed on HER2-directed therapy.

Genentech also announced that, with its collaborator Abbott, it initiated a Phase II trial of ABT-869, a VEGFR targeted kinase inhibitor, in combination with chemotherapy for patients with advanced NSCLC.  In addition, Genentech initiated a Phase III combination study (BETH) of Avastin and Herceptin® (Trastuzumab) for patients with adjuvant HER2-positive breast cancer.

Webcast
Genentech will be offering a live webcast of a discussion by Genentech management of its financial and other business results on Monday, July 14, 2008, at 1:45 p.m. Pacific Time (PT).  The live webcast may be accessed on Genentech’s website at http://www.gene.com.  This webcast will be available via the website until 5:00 p.m. PT on August 4, 2008.  A telephonic audio replay of the webcast will be available beginning at 4:45 p.m. PT on July 14, 2008 through 4:45 p.m. PT on July 21, 2008.  Access numbers for this replay are: 1-800-642-1687 (U.S./Canada) and 1-706-645-9291 (international); conference ID number is 49949746.

About Genentech
Founded more than 30 years ago, Genentech is a leading biotechnology company that discovers, develops, manufactures and commercializes medicines to treat patients with significant unmet medical needs.  The company has headquarters in South San Francisco, California and is listed on the New York Stock Exchange under the symbol DNA.  For additional information about the company, please visit http://www.gene.com.

About Genentech’s Commitment to Patient Access
Genentech is committed to patients having access to our therapies.  Through its Genentech Access Solutions program, the company provides patients and healthcare providers with coverage and reimbursement support, patient assistance and informational resources.  Patient assistance support is for those eligible patients in the United States who do not have insurance coverage or who cannot afford their out-of-pocket co-pay costs.  Since 1985, when its first product was approved, Genentech has donated approximately $1 billion in free medicine to uninsured patients through the Genentech® Access to Care Foundation (GATCF) and other product donation programs.  Since 2005, Genentech has also donated more than $140 million to various independent, non-profit organizations that provide financial assistance to eligible patients who cannot access needed medical treatment due to co-pay costs.

For information on Genentech’s latest business and product development events please refer to http://www.gene.com/gene/news/press-releases/index.jsp.

This press release contains a forward-looking statement regarding expected growth in non-GAAP earnings per share for 2008.  Such a statement is a prediction and involves risks and uncertainties such that actual results may differ materially.  Such risks and uncertainties include, but are not limited to, the need for additional data, data analysis or clinical studies; the results of clinical trials; Biologics License Application preparation and decision making; U.S. Food and Drug Administration (FDA) actions or delays; failure to obtain or maintain FDA approval; difficulty in obtaining materials from suppliers; unexpected safety, efficacy or manufacturing issues for us or our contract/collaborator manufacturers; product withdrawals; competition; efficacy data concerning any of our products which shows or is perceived to show similar or improved treatment benefit at a lower dose or shorter duration of therapy; pricing decisions by us or our competitors; our ability to protect our proprietary rights; the outcome of, and expenses associated with, litigation or legal settlements; our cost of sales, other expenses and indebtedness; variations in collaborator sales and expenses; fluctuations in contract revenue and royalties; actions by Roche that are adverse to our interests; decreases in third party reimbursement rates; and changes in accounting or tax laws or the application or interpretation of such laws.  Please also refer to Genentech’s periodic reports filed with the Securities and Exchange Commission.  Genentech disclaims, and does not undertake, any obligation to update or revise forward-looking statements in this press release.
_________________________
1
Genentech’s non-GAAP royalty revenue and operating revenue for the second quarter of 2008 exclude recognition of deferred royalty revenue associated with the acquisition of Tanox, Inc. of $4 million.  In the second quarter of 2008, GAAP royalty revenue and GAAP operating revenue were $629 million and $3,236 million, respectively.  Genentech’s non-GAAP net income and non-GAAP earnings per share exclude the after-tax impact of certain items associated with the acquisition of Tanox, Inc. (including recurring recognition of deferred royalty revenue and recurring amortization of intangible assets); recurring charges related to the 1999 redemption of Genentech’s stock by Roche Holdings, Inc.; litigation-related and similar special items; and employee stock-based compensation expense.  The differences in non-GAAP and GAAP amounts are reconciled in the accompanying tables and on http://www.gene.com.

2
Genentech’s second quarter 2008 non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense of $18 million, $38 million, and $41 million, respectively.  Second quarter 2007 non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense of $16 million, $39 million, and $47 million, respectively.  The differences in non-GAAP and GAAP amounts are reconciled in the accompanying tables and on http://www.gene.com.

###

GENENTECH, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June30,
	2008	2007	2008	2007
Revenues:
Product sales	$2,536	$2,443	$4,915	$4,773
Royalties	629	484	1,244	903
Contract revenue	71	77	140	171
Total operating revenues	3,236	3,004	6,299	5,847

Costs and expenses:
Cost of sales (includes employee stock-based compensation expense: three months–2008–$18; 2007–$16; six months–2008–$41; 2007–$33)	441	429	831	821
Research and development (includes employee stock-based compensation expense: three months–2008–$38; 2007–$39; six months–2008–$80; 2007–$77)	649	603	1,266	1,213
Marketing, general and administrative (includes employee stock-based compensation expense: three months–2008–$41; 2007–$47; six months–2008–$87; 2007–$93)	559	532	1,076	1,023
Collaboration profit sharing	313	277	592	529
Recurring charges related to redemption and acquisition	43	26	86	52
Special items: litigation-related	2	13	(300)	26
Total costs and expenses	2,007	1,880	3,551	3,664

Operating income	1,229	1,124	2,748	2,183

Other income (expense):
Interest and other income, net(1)	93	75	166	149
Interest expense	(15)	(17)	(32)	(35)
Total other income, net	78	58	134	114

Income before taxes	1,307	1,182	2,882	2,297
Income tax provision	525	435	1,118	844
Net income	$782	$747	$1,764	$1,453

Earnings per share:
Basic	$0.74	$0.71	$1.68	$1.38
Diluted	$0.73	$0.70	$1.65	$1.36

Weighted average shares used to compute earnings per share:
Basic	1,051	1,053	1,052	1,053
Diluted	1,064	1,070	1,066	1,071
_________________________
(1)
“Interest and other income, net” includes interest income, net realized gains from the sale of certain biotechnology equity securities and write-downs for other-than-temporary impairments in the fair value of certain debt and biotechnology equity securities.  For further detail, refer to our web site at www.gene.com.

GENENTECH, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
GAAP net income	$782	$747	$1,764	$1,453
Royalty revenue(1)	(4)	-	(8)	-
Employee stock-based compensation expense under FAS 123R included in the following operating expenses:
Cost of sales	18	16	41	33
Research and development	38	39	80	77
Marketing, general and administrative	41	47	87	93
Recurring charges related to redemption and acquisition(2)	43	26	86	52
Special items: litigation-related(3)	2	13	(300)	26
Income tax effect(4)	(49)	(54)	16	(107)
Non-GAAP net income	$871	$834	$1,766	$1,627

Non-GAAP earnings per share:
Diluted	$0.82	$0.78	$1.66	$1.52

Non-GAAP weighted average shares used to compute earnings per share(5):
Diluted	1,062	1,068	1,064	1,070
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(1)	Represents recognition of deferred royalty revenue.
(2)	Represents the amortization of intangible assets related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our 2007 acquisition of Tanox, Inc.
(3)
Includes accrued interest and bond costs in the second quarters and the first six months of 2008 and 2007 related to the City of Hope trial judgment. In addition, the amount for the first six months of 2008 includes a litigation settlement recorded as a result of the California Supreme Court ruling on the matter in April 2008.

(4)
Reflects the income tax effects of excluding employee stock-based compensation expense under FAS 123R, recurring charges related to the redemption of our common stock, litigation-related special items and items related to our acquisition of Tanox, Inc.

(5)	Weighted average shares used to compute non-GAAP diluted earnings per share were computed exclusive of the methodology used to determine dilutive securities under FAS 123R.

Reconciliation of 2008 GAAP and Non-GAAP EPS Estimates
Our 2008 non-GAAP EPS estimate excludes the effects of:  (i) recurring amortization charges related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our acquisition of Tanox, Inc., which the company forecasts to be approximately $172 million on a pretax basis in 2008, (ii) the net litigation settlement related to the City of Hope judgment which the company forecasts to be $300 million on a pretax basis in 2008, (iii) recognition of deferred royalty revenue associated with the accounting for our acquisition of Tanox, Inc., which the company forecasts to be approximately $15 million on a pretax basis in 2008, (iv) income tax effect on recurring charges related to the redemption of our common stock and our acquisition of Tanox, Inc., litigation-related and similar special items, and recognition of deferred royalty revenue, which the company forecasts to be approximately ($56) million in 2008, and (v) employee stock-based compensation expense, which the company forecasts to be in the range of $0.25 to $0.27 per share for 2008 on an after-tax basis. Our 2008 GAAP EPS would include the items listed above as well as any other potential special charges related to existing or future litigation or its resolution, or changes in or adoption of accounting principles, all of which may be significant.

The statements regarding the amounts relating to the 1999 Roche redemption of our common stock, amortization of intangible assets and recognition of deferred royalty revenue associated with the acquisition of Tanox, Inc., litigation-related and similar special items and employee stock-based compensation expense are forward-looking and such statements are predictions and involve risks and uncertainties such that actual results may differ materially.  The amounts identified above could be affected by a number of factors, including a revaluation of certain intangible assets, greater than expected litigation-related and similar costs, changes in or adoption of accounting principles, the number of options granted to employees, our stock price and certain valuation assumptions concerning our stock.  We disclaim, and do not undertake, any obligation to update or revise any of these forward-looking statements.

GENENTECH, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(In millions)
(Unaudited)

	June 30,	December 31,
	2008	2007
Selected consolidated balance sheet data:
Cash, cash equivalents and short-term investments	$4,505	$3,975
Accounts receivable – product sales, net	889	847
Accounts receivable – royalties, net	732	620
Accounts receivable – other, net	200	299
Inventories	1,406	1,493
Long-term marketable debt and equity securities	1,832	2,090
Property, plant and equipment, net	5,266	4,986
Goodwill	1,577	1,577
Other intangible assets	1,083	1,168
Other long-term assets	308	366
Total assets	19,119	18,940
Total current liabilities	2,705	3,918
Long-term debt(1)	2,475	2,402
Total liabilities	5,834	7,035
Total stockholders’ equity	13,285	11,905

	Six Months
	Ended June 30,
	2008	2007
Selected consolidated cash flow data:
Capital expenditures(1)	$398	$475

Total GAAP depreciation and amortization expense	285	215
Less: redemption and acquisition related amortization expense(2)	(86)	(52)
Non-GAAP depreciation and amortization expense	$199	$163
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(1)
Capital expenditures exclude approximately $75 million for the six months ended June 30, 2008 and $101 million for the six months ended June 30, 2007 in capitalized costs related to our accounting for construction projects for which we are considered to be the owner during the construction period.  We have recognized related amounts as a construction financing obligation in long-term debt.  The balances in long-term debt related to the construction financing obligation are $466 million at June 30, 2008 and $399 million at December 31, 2007.

(2)	Represents the amortization of intangible assets related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our 2007 acquisition of Tanox, Inc.